Press Release
FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST® REPORTS SECOND QUARTER 2017 RESULTS

Net Earnings of $0.45 per Diluted Share in Q2;
Raised and Narrowed 2017 Net Earnings Guidance to between $0.84 and $0.90 Per Diluted Share

FFO, as adjusted, of $0.60 per Diluted Share in Q2;
Raised and Narrowed 2017 FFO Guidance, as adjusted, to between $2.39 and $2.45 Per Diluted Shared

Consolidated Operating Occupancy of 97.5 Percent

Rent Growth of 40.2 Percent on a Straight-Line Basis and 17.8 Percent on a Cash Basis

Quarterly Same-Store Portfolio NOI Growth of 12.4 Percent on a Cash Basis and
4.2 Percent on a Straight-Line Basis for Q2

Annual Same-Store Portfolio NOI Growth of 9.3 Percent on a Cash Basis and 3.9 Percent on a Straight-Line Basis for Q2; Year-To-Date Growth of 10.0 Percent on a Cash Basis and 4.8 Percent on a Straight-Line Basis

Executed 720,000 Square Feet of Development Leases Bringing the Development
Pipeline to 41.9 Percent Leased

DENVER, August 3, 2017 - DCT Industrial Trust® (NYSE: DCT), a leading real estate company, today announced financial results for the quarter ending June 30, 2017.

“We are pleased to report another strong quarter, reflecting the quality of DCT's portfolio and favorable market fundamentals,” said Phil Hawkins, President and CEO of DCT Industrial. “The performance of both our operating and development properties again exceeded expectations, and across our markets, rents continue to increase fueled by healthy tenant demand, historically-low vacancy rates and disciplined levels of new supply.”

Net income attributable to common stockholders (“Net Earnings”) for Q2 2017 was $41.6 million, or $0.45 per diluted share, compared to $21.4 million, or $0.24 per diluted share, reported for Q2 2016, an 87.5 percent increase per diluted share.

Funds from operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for Q2 2017 totaled $58.0 million, or $0.60 per diluted share, compared with $51.1 million, or $0.54 per diluted share for Q2 2016, an 11.1 percent increase per diluted share. These results exclude an impairment loss on land of $0.9 million for the quarter ending June 30, 2017 and $0.1 million of acquisition costs and a non-cash charge of $0.4 million related to hedge ineffectiveness for the quarter ending June 30, 2016.

Property Results and Leasing Activity
As of June 30, 2017, DCT Industrial owned 397 consolidated operating properties, totaling 63.8 million square feet, with occupancy of 97.5 percent, the same as Q1 2017 and an increase of 130 basis points over Q2 2016. On a same-portfolio basis, occupancy decreased by 10 basis points and the impact of dispositions and placing acquisitions and redevelopments into operations increased occupancy by 10 basis points. Approximately 732,000 square feet, or 1.1 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied as of June 30, 2017, which does not take into consideration 660,000 square feet of leased space in developments under construction or in pre-development.

In Q2 2017, the Company signed leases totaling 3.6 million square feet with rental rates increasing 40.2 percent on a straight-line basis and 17.8 percent on a cash basis, compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 26.5 percent on a straight-line basis and 11.2 percent on a cash basis. The Company’s tenant retention rate was 71.3 percent in Q2 2017.

Net operating income (“NOI”) was $79.5 million in Q2 2017, compared with $71.6 million in Q2 2016. NOI was $158.7 million for the first six months of 2017, compared with $140.9 million for the first six months of 2016.

Q2 2017 NOI from the Quarterly Same-Store Portfolio increased 12.4 percent on a cash basis and 4.2 percent on a straight-line basis, when compared to Q2 2016. NOI from the Annual Same-Store Portfolio for Q2 2017 increased 9.3 percent on a cash basis and 3.9 percent on a straight-line basis when compared to Q2 2016. Additionally, NOI from the Annual Same-Store Portfolio for the first six months of 2017 increased 10.0 percent on a cash basis and 4.8 percent on a straight-line basis when compared to the first six months 2016. All same-store NOI amounts exclude revenue from lease terminations. For definitions of Quarterly Same-Store Portfolio and Annual Same-Store Portfolio, see page 25 in DCT Industrial’s Second Quarter 2017 Supplemental Reporting Package.

Quarterly Same-Store Portfolio occupancy averaged 97.1 percent in Q2 2017, an increase of 10 basis points from Q2 2016. Quarterly Same-Store Portfolio occupancy as of June 30, 2017, was 97.3 percent.

Investment Activity
Acquisitions
Since DCT Industrial’s Q1 2017 Earnings Release, the Company acquired one building totaling 73,000 square feet in the 880 Industrial Corridor submarket of Northern California for $11.1 million. The building is 100 percent occupied and the Company expects a year-one cash yield of 5.1 percent, which excludes six months of free rent.

Development
Since the Company’s Q1 2017 Earnings Release, DCT Industrial stabilized 370,000 square feet of development and executed 720,000 square feet of development leases bringing the development pipeline to 41.9 percent leased. The Company also purchased 87.4 acres to develop 1.1 million square feet. Additionally, the Company commenced construction on 684,000 square feet with a projected investment of $56.8 million.

Highlights since DCT Industrial’s Q1 2017 Earnings Release:

In Q2 2017:

•	Executed a 133,000 square foot lease for DCT White River Corporate Center North bringing the 251,000 square foot development, in the South Kent Valley submarket of Seattle, to 100 percent leased.

•
Executed a 113,000 square foot lease for DCT Miller Road bringing the 270,000 square foot development, in the Northeast submarket of Dallas, to 41.9 percent pre-leased. Construction is scheduled to be complete in Q3 2017.

•	Executed a 31,000 square foot lease for DCT Airport Distribution Center Building D, bringing the 95,000 square foot development, in the Southeast submarket of Orlando, to 33.0 percent leased.

•
Executed a 196,000 square foot lease for Building 18, a 370,000 square foot building in DCT Industrial’s SCLA unconsolidated joint venture in Victorville, CA. The building was completed and stabilized in Q2 2017.

•	Commenced construction on DCT Rail Center 225 Building B, a 222,000 square foot build-to-suit in the Port submarket of Houston. Construction is scheduled to be complete in Q1 2018.

•	Commenced construction on DCT Terrapin Commerce Center I, a 126,000 square foot building in the B/W Corridor submarket of Baltimore/Washington D.C. Construction is scheduled to be complete in Q1 2018.

•
Acquired 25.1 acres in the Lehigh Valley submarket of Pennsylvania to develop DCT Rockline Commerce Center, a two-building, 336,000 square foot development. Construction commenced in July and is scheduled to be complete in Q1 2018.

•	Acquired 34.8 acres in the Port submarket of Houston to develop DCT PetroPort Industrial Park, a 253,000 square foot, two-building project.

•
Acquired 12.9 acres in the DFW submarket of Dallas to develop DCT Freeport West, Buildings II and III. The landsite is adjacent to the recently stabilized DCT Freeport West Building I and will add 194,000 square feet to the project.

Since June 30:

•	Executed a 227,000 square foot lease for DCT North Satellite Distribution Center bringing the 549,000 square foot development, in the I-85 Northeast submarket of Atlanta, to 83.0 percent leased.

•	Executed a 20,000 square foot lease for DCT Commerce Center Building C, bringing the 136,000 square foot development, in the Airport West submarket of Miami, to 100 percent leased.

•	Acquired 14.6 acres in the North Kent Valley submarket of Seattle to develop DCT Hudson Distribution Center, a 288,000 square foot building.

Dispositions
Since DCT Industrial’s Q1 2017 Earnings Release, the Company sold seven buildings totaling 1.3 million square feet. These transactions generated total gross proceeds of $61.9 million including DCT Industrial’s proportionate share of gross proceeds for properties sold by an unconsolidated joint venture and have an expected year-one weighted-average cash yield of 6.4 percent.

The table below summarizes dispositions since the Company's Q1 2017 Earnings Release:

Market	Submarket	Square Feet	Occupancy	Closed
Louisville, KY (3 buildings)[1]	Jefferson Riverport	609,000	100.0%	June-17
Cincinnati, OH	I-71	66,000	88.6%	June-17
Phoenix, AZ (2 buildings)	Southwest	558,000	100.0%	June-17
Northern California	Tri-Valley	96,000	100.0%	July-17
Total/Weighted Average		1,329,000	99.4%
1 Unconsolidated properties in which DCT Industrial owned a 10 percent interest.

Capital Markets
DCT Industrial raised $49.3 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 957,000 shares at a weighted-average price of $52.20 per share. The proceeds were used to fund development and redevelopment and general corporate activities.

Dividend
DCT Industrial’s Board of Directors declared a $0.31 per share quarterly cash dividend payable on October 18, 2017 to stockholders of record as of October 6, 2017.

Guidance
The Company raised and narrowed 2017 Net Earnings guidance to between $0.84 and $0.90 per diluted share, up from $0.54 to $0.62. Net Earnings guidance excludes any gain or loss related to potential future dispositions.

The Company raised and narrowed 2017 FFO guidance, as adjusted, to between $2.39 and $2.45 per diluted share, up from $2.36 to $2.44 per diluted share. The Company’s FFO guidance excludes impairment loss on land and potential non-cash interest expense related to hedge ineffectiveness.

For additional details, assumptions and definitions related to the Company’s 2017 guidance, please refer to page 10 in DCT Industrial’s Second Quarter 2017 Supplemental Reporting Package.

Conference Call Information
DCT Industrial will host a conference call to discuss Q2 results on Friday, August 4, 2017 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday, November 3, 2017 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10110102. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until August 4, 2018.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request to investorrelations@dctindustrial.com. Interested parties may also obtain additional information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®
DCT Industrial is a leading real estate company specializing in the ownership, development, acquisition, leasing and management of bulk-distribution and light-industrial properties in high-demand distribution markets in the United States. DCT’s actively-managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of June 30, 2017, the Company owned interests in approximately 73.3 million square feet of properties leased to approximately 860 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

Click here to subscribe to Mobile Alerts for DCT Industrial.

CONTACT:
Melissa Sachs
DCT Industrial Trust
303-597-2400
investorrelations@dctindustrial.com
###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share information)

	June 30, 2017	December 31, 2016
ASSETS	(unaudited)
Land	$1,098,291	$1,075,995
Buildings and improvements	3,206,380	3,202,293
Intangible lease assets	71,970	78,356
Construction in progress	134,819	72,829
Total investment in properties	4,511,460	4,429,473
Less accumulated depreciation and amortization	(891,553)	(839,773)
Net investment in properties	3,619,907	3,589,700
Investments in and advances to unconsolidated joint ventures	85,055	95,606
Net investment in real estate	3,704,962	3,685,306
Cash and cash equivalents	17,229	10,286
Restricted cash	38,339	7,346
Straight-line rent and other receivables, net of allowance for doubtful accounts of $345 and $379, respectively	78,649	79,889
Other assets, net	21,524	25,315
Assets held for sale	6,246	—
Total assets	$3,866,949	$3,808,142

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$95,604	$93,097
Distributions payable	30,032	29,622
Tenant prepaids and security deposits	34,745	32,884
Other liabilities	37,426	37,403
Intangible lease liabilities, net	19,863	21,421
Line of credit	133,000	75,000
Senior unsecured notes	1,328,122	1,351,969
Mortgage notes	163,608	201,959
Liabilities related to assets held for sale	190	—
Total liabilities	1,842,590	1,843,355

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 92,956,342 and 91,516,113 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	930	915
Additional paid-in capital	2,946,235	2,884,806
Distributions in excess of earnings	(1,006,485)	(1,005,728)
Accumulated other comprehensive loss	(16,291)	(17,944)
Total stockholders’ equity	1,924,389	1,862,049
Noncontrolling interests	99,970	102,738
Total equity	2,024,359	1,964,787
Total liabilities and equity	$3,866,949	$3,808,142

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUES:
Rental revenues	$104,217	$95,597	$209,641	$189,574
Institutional capital management and other fees	304	305	776	698
Total revenues	104,521	95,902	210,417	190,272

OPERATING EXPENSES:
Rental expenses	9,226	8,986	18,688	19,035
Real estate taxes	15,529	15,054	32,295	29,655
Real estate related depreciation and amortization	41,447	39,901	83,052	79,971
General and administrative	7,821	7,358	15,013	13,620
Casualty (gain) loss	—	162	(270)	162
Total operating expenses	74,023	71,461	148,778	142,443
Operating income	30,498	24,441	61,639	47,829

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	2,737	935	4,253	1,819
Gain on dispositions of real estate interests	28,076	12,955	28,102	43,052
Interest expense	(16,805)	(15,635)	(33,560)	(32,057)
Interest and other income (expense)	(7)	48	(12)	563
Impairment loss on land	(938)	—	(938)	—
Income tax expense and other taxes	(69)	(172)	(203)	(288)
Consolidated net income of DCT Industrial Trust Inc.	43,492	22,572	59,281	60,918
Net income attributable to noncontrolling interests	(1,858)	(1,154)	(2,688)	(3,109)
Net income attributable to common stockholders	41,634	21,418	56,593	57,809
Distributed and undistributed earnings allocated to participating securities	(162)	(106)	(323)	(334)
Adjusted net income attributable to common stockholders	$41,472	$21,312	$56,270	$57,475

NET EARNINGS PER COMMON SHARE:
Basic	$0.45	$0.24	$0.61	$0.65
Diluted	$0.45	$0.24	$0.61	$0.64

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	92,307	89,748	92,030	89,066
Diluted	92,429	90,184	92,156	89,490

Distributions declared per common share	$0.31	$0.29	$0.62	$0.58

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations
(unaudited, in thousands, except per share and unit data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$41,634	$21,418	$56,593	$57,809
Adjustments:
Real estate related depreciation and amortization	41,447	39,901	83,052	79,971
Equity in earnings of unconsolidated joint ventures, net	(2,737)	(935)	(4,253)	(1,819)
Equity in FFO of unconsolidated joint ventures(1)	3,394	2,451	6,632	4,818
Gain on dispositions of real estate interests	(28,076)	(12,955)	(28,102)	(43,052)
Noncontrolling interest in the above adjustments	(664)	(1,411)	(2,499)	(2,097)
FFO attributable to unitholders	2,095	2,182	4,349	4,443
FFO attributable to common stockholders and unitholders – basic and diluted(2)	57,093	50,651	115,772	100,073
Adjustments:
Impairment loss on land	938	—	938	—
Acquisition costs	—	72	13	92
Hedge ineffectiveness (non-cash)	(24)	357	6	1,420
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$58,007	$51,080	$116,729	$101,585

FFO per common share and unit – basic	$0.59	$0.54	$1.20	$1.07
FFO per common share and unit – diluted	$0.59	$0.53	$1.20	$1.06

FFO, as adjusted, per common share and unit – basic	$0.60	$0.54	$1.21	$1.08
FFO, as adjusted, per common share and unit – diluted	$0.60	$0.54	$1.21	$1.08

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	92,307	89,748	92,030	89,066
Participating securities	520	592	494	550
Units	3,520	4,039	3,592	4,138
FFO weighted average common shares, participating securities and units outstanding – basic	96,347	94,379	96,116	93,754
Dilutive common stock equivalents	122	436	126	424
FFO weighted average common shares, participating securities and units outstanding – diluted	96,469	94,815	96,242	94,178

(1)
Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See DCT Industrial's second quarter 2017 supplemental reporting package for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).
Guidance
The Company is providing the following guidance:

	Range for the Full-Year
	2017
	Low	High
Guidance:
Net earnings per common share – diluted	$0.84	$0.90
Adjustments:
Gain on dispositions of real estate interests	(0.29)	(0.29)
Real estate related depreciation and amortization(1)	1.81	1.81
Hedge ineffectiveness (non-cash) and impairment loss on land	0.01	0.01
Noncontrolling interests in adjustments	0.02	0.02
FFO, as adjusted, per common share and unit – diluted(2)	$2.39	$2.45

(1)	Includes our proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.

(2)	The Company’s FFO guidance excludes impairment loss on land and potential non-cash interest expense related to hedge ineffectiveness.

For information related to our Fixed Charge Coverage Ratio please see our Second Quarter 2017 Supplemental

The following table is a reconciliation of our reported net income attributable to common stockholders to our net operating income for the three and six months ended June 30, 2017 and 2016 (unaudited, in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to NOI:
Net income attributable to common stockholders	$41,634	$21,418	$56,593	$57,809
Net income attributable to noncontrolling interests	1,858	1,154	2,688	3,109
Income tax expense and other taxes	69	172	203	288
Impairment loss on land	938	—	938	—
Interest and other (income) expense	7	(48)	12	(563)
Interest expense	16,805	15,635	33,560	32,057
Equity in earnings of unconsolidated joint ventures, net	(2,737)	(935)	(4,253)	(1,819)
General and administrative expense	7,821	7,358	15,013	13,620
Real estate related depreciation and amortization	41,447	39,901	83,052	79,971
Gain on dispositions of real estate interests	(28,076)	(12,955)	(28,102)	(43,052)
Casualty (gain) loss	—	162	(270)	162
Institutional capital management and other fees	(304)	(305)	(776)	(698)
Total NOI	$79,462	$71,557	$158,658	$140,884

Quarterly Same-Store Portfolio NOI:
Total NOI	$79,462	$71,557
Less NOI – non-same-store properties	(7,915)	(3,206)
Less revenue from lease terminations	(435)	(22)
Add early termination straight-line rent adjustment	117	22
NOI, excluding revenue from lease terminations	71,229	68,351
Less straight-line rents, net of related bad debt expense	(85)	(4,803)
Less amortization of above/(below) market rents	(581)	(762)
Cash NOI, excluding revenue from lease terminations	$70,563	$62,786

Annual Same-Store Portfolio NOI:
Total NOI	$79,462	$71,557	$158,658	$140,884
Less NOI – non-same-store properties	(12,100)	(7,015)	(23,573)	(12,827)
Less revenue from lease terminations	(435)	(22)	(936)	(102)
Add early termination straight-line rent adjustment	117	22	134	132
NOI, excluding revenue from lease terminations	67,044	64,542	134,283	128,087
Less straight-line rents, net of related bad debt expense	105	(2,901)	(949)	(6,481)
Less amortization of above/(below) market rents	(535)	(716)	(1,131)	(1,373)
Cash NOI, excluding revenue from lease terminations	$66,614	$60,925	$132,203	$120,233

Financial Measures
Terms not otherwise defined below are as defined in our Second Quarter 2017 Supplemental Reporting Package.

NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

We calculate Cash NOI as NOI excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

The Quarterly Same-Store Portfolio includes all consolidated stabilized acquisitions acquired before April 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to April 1, 2016. Once a property is included in the Quarterly Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI and Cash NOI from our Quarterly Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

The Annual Same-Store Portfolio includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2016. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Annual Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.

NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.

FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:

•	Add real estate-related depreciation and amortization;

•	Subtract gains from dispositions of real estate held for investment purposes;

•
Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and

•	Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.

Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.